Exhibit 23(d)


                      CONSENT OF LEHMAN BROTHERS INC.


We hereby consent to the use of our opinion letter dated as of January 25, 1998 to the Board of Directors of Digital Equipment Corporation ("Digital"), included as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Digital and Compaq Computer Corporation, and to the references therein to such opinion under the captions "Summary-Fairness Opinion of Financial Advisor" and "The Merger--Opinion of Digital's Financial Advisor."

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                             LEHMAN BROTHERS INC.


                                             By: /s/ Barbara M. Byrne
                                                 ------------------------
                                                 Barbara M. Byrne


May 5, 1998